Exhibit 99.1

NEWS RELEASE

NCR Voyix Announces Cash Tender Offers for a Portion of its

Outstanding Senior Notes

ATLANTA – August 26, 2024 – NCR Voyix Corporation (NYSE: VYX) (“NCR Voyix” or the “Company”) announced today the commencement of tender offers to purchase for cash a portion of its outstanding senior notes listed in the table below (collectively, the “Notes”) for an aggregate purchase price, excluding Accrued Interest (as defined below), of up to $1,100,000,000 (the “Maximum Aggregate Cap”).

Title of Security	CUSIP Numbers	Principal Amount Outstanding	Acceptance Priority Level(1)	Dollars per $1,000 Principal Amount of Notes(2)
				Tender Offer Consideration	Early Tender Premium	Total Consideration(3)
5.250% Senior Notes due 2030	62886EAZ1/ U62886AM5	$450,000,000	1	$945.00	$30.00	$975.00
5.125% Senior Notes due 2029	62886EBA5/ U62886AN3	$1,200,000,000	2	$960.00	$30.00	$990.00
5.000% Senior Notes due 2028	62886EAY4/ U62886AL7	$650,000,000	3	$970.00	$30.00	$1,000.00

(1)

Subject to the Maximum Aggregate Cap and proration if applicable, the principal amount of Notes that is purchased in each tender offer will be determined in accordance with the applicable acceptance priority level (in numerical priority order) specified in this column.

(2)	Does not include Accrued Interest on the Notes, which will also be payable as provided in the Offer to Purchase (as defined below).
(3)	Includes the Early Tender Premium (as defined below).

The tender offers are being made upon the terms and subject to conditions described in the Offer to Purchase, dated August 26, 2024 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the tender offers. The Company reserves the right, but is under no obligation, to increase or decrease the Maximum Aggregate Cap in its sole discretion at any time without extending or reinstating withdrawal rights, subject to compliance with applicable law.

The tender offers for the Notes will expire at 5:00 p.m., New York City time, on September 24, 2024, or any other date and time to which the Company extends the applicable tender offer (such date and time, as it may be extended with respect to a tender offer, the “Expiration Date”). Holders of Notes must validly tender and not validly withdraw their Notes prior to or at 5:00 p.m., New York City time, on September 9, 2024 (such date and time, as it may be extended with respect to a tender offer, the “Early Tender Date”), to be eligible to receive the applicable Total Consideration (as defined below). If a holder validly tenders Notes after the applicable Early Tender Date but prior to or at the applicable Expiration Date, the holder will only be eligible to receive the applicable Tender Offer Consideration (as defined below), plus Accrued Interest. Tendered Notes may be withdrawn prior to or at, but not after, 5:00 p.m., New York City time, on September 9, 2024.

In addition to the consideration set forth in the table above, all holders of Notes accepted for purchase in the tender offers will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but not including, the applicable settlement date (the “Accrued Interest”). The Total Consideration, Accrued Interest and the costs and expenses of the tender offers are expected to be paid with funds from the closing of the previously announced sale of the Company’s Digital Banking segment businesses (the “Digital Banking Sale”).

Subject to the Maximum Aggregate Cap and proration if applicable, holders of Notes validly tendered (and not validly withdrawn) prior to the Early Tender Date and accepted for purchase pursuant to the tender offers will receive the applicable tender offer consideration set forth in the table above (with respect to each series of Notes, the “Tender Offer Consideration”) plus the early tender offer premium for such series of Notes set forth in the table above (with respect to each series of Notes, the “Early Tender Premium” and, together with the applicable Tender Offer Consideration, the “Total Consideration”). Holders of Notes validly tendered (and not validly withdrawn) after the Early Tender Date, but before or at the Expiration Date, and accepted for purchase pursuant to the tender offers will receive the applicable Tender Offer Consideration, but not the Early Tender Premium. No tenders will be valid if submitted after the Expiration Date. Notes validly tendered prior to or at the Early Tender Date will be accepted for purchase in priority to other Notes validly tendered after the Early Tender Date, even if such Notes validly tendered after the Early Tender Date have a higher acceptance priority level as set forth in the table above than Notes validly tendered prior to or at the Early Tender Date in each tender offer.

The tender offers will expire on the applicable Expiration Date. Except as set forth below, payment for the Notes that are validly tendered prior to or at the Expiration Date and that are accepted for purchase will be made on a date promptly following the Expiration Date, which is currently anticipated to be September 26, 2024, the second business day after the Expiration Date. The Company reserves the right, in its sole discretion, to make payment for Notes that are validly tendered prior to or at the Early Tender Date and that are accepted for purchase on an earlier settlement date, provided that the conditions to the satisfaction of the applicable tender offer are satisfied. The Company is not obligated to conduct any early settlement or have any early settlement occur on any particular date.

The tender offers are subject to the satisfaction or waiver of certain conditions, which are specified in the Offer to Purchase. If any of the conditions are not satisfied (including the condition related to the completion of the Digital Banking Sale described in the Offer to Purchase (the “M&A Condition”)), the Company is not obligated to accept for payment, or pay for, and may delay the acceptance for payment of, any tendered Notes and may even terminate one or more tender offers. The Company reserves the right to (i) extend or terminate any of the tender offers (including as result of the M&A Condition having not been satisfied), and without extending withdrawal rights, (ii) waive any condition (other than the M&A Condition), and (iii) amend any of the tender offers in any respect, in each case, with respect to one or more tender offers without taking a similar action with respect to any other tender offer.

Information Relating to the Tender Offers

The Offer to Purchase is being distributed to holders beginning today. Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are the dealer managers for the tender offers. Investors with questions regarding the terms and conditions of the tender offers may contact the dealer managers as follows:

Goldman Sachs & Co. LLC 200 West Street New York, New York 10282 Attn: Liability Management Toll-Free: (800) 828-3182 Collect: (212) 902-5962	J.P. Morgan 383 Madison Avenue, 6th Floor New York, New York 10179 Attn: Liability Management Group Toll Free: (866) 834-4666 Collect: (212) 834-4045

Global Bondholder Services Corporation is the tender and information agent for the tender offers. Any questions regarding procedures for tendering Notes or requests for copies of the Offer to Purchase should be directed to Global Bondholder Services Corporation by any of the following means: by telephone at (855) 654-2014 (toll-free) or (212) 430-3774 (collect); by email at contact@gbsc-usa.com.

This press release does not constitute an offer to purchase, or a solicitation of an offer to sell, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The tender offers are being made solely pursuant to the Offer to Purchase made available to holders of the Notes. None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any series of Notes is making any recommendation as to whether or not holders should tender or refrain from tendering all or any portion of their Notes in response to the tender offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in the tender offers, and, if so, the principal amount of Notes to tender.

About NCR Voyix

NCR Voyix Corporation (NYSE: VYX) is a leading global provider of digital commerce solutions for the retail, restaurant and digital banking industries. NCR Voyix transforms retail stores, restaurant systems and digital banking experiences with comprehensive, platform-led SaaS and services capabilities. NCR Voyix is headquartered in Atlanta, Georgia, with customers in more than 30 countries across the globe.

Forward Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, express or implied forward-looking statements relating to our expectations regarding the proposed tender offers and the Digital Banking Sale. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results, levels of activity, performance or achievements to differ materially from those contemplated in these forward-looking statements. Investors and others are cautioned not to place undue reliance on forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied include the Company’s ability to consummate the tender offers on the terms and timing described herein, or at all, the completion of the Digital Banking Sale and the other risks and uncertainties further described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, and in the Company’s subsequent Quarterly Reports on Form 10-Q, as well as in the Company’s other reports filed with or furnished to the U.S. Securities and Exchange Commission, available at www.sec.gov. Forward-looking statements should be considered in light of these risks and uncertainties. These forward-looking statements speak only as of the date of this press release or as of the date to which they refer, and NCR Voyix assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

News Media Contact

Susan Sloan

media.relations@ncrvoyix.com

Investor Contact

Alan Katz

alan.katz@ncrvoyix.com